UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 19, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 19, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) announced that Covance Drug Development (“Covance”) has been awarded the 2015 Frost & Sullivan Asia Pacific CRO Growth Excellence Leadership Award. This marks the second consecutive year that Covance has received this significant recognition for its continuing efforts to expand the scope of drug development services it provides in this important and growing region.

Covance stood out for its successful move into emerging markets in the Asia Pacific region through efforts to tailor its strategy to suit local conditions. Other successes that contributed to the award included the ability to meet present and future drug development requirements, expansion of investments in clinical and preclinical business areas and agility when tapping into fast-growing opportunities in the region. This recognition demonstrates that Covance continues to extend its global leadership in providing drug development solutions.

99.1 Press Release dated October 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 19, 2015